UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 14, 2010, Volcano Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”), pursuant to which the Company agreed to sell $100.0 million aggregate principal amount of 2.875% Convertible Senior Notes due 2015 (the “Firm Notes”) and, at the option of the Underwriter, up to an additional $15.0 million aggregate principal amount of 2.875% Convertible Senior Notes due 2015 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Notes will be offered and sold in a public offering (the “Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 13, 2010, which was effective upon filing (Registration No. 333-169341).

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 1.1 and incorporated herein by reference.

The Company estimates that net proceeds from the offering will be approximately $96.1 million, after deducting the Underwriter’s discounts and estimated transaction expenses associated with the Offering and the Convertible Note Hedge Transaction, described below, and the Warrant Transaction, described below, payable by the Company. The Company expects to use approximately $8.7 million of the net proceeds from the sale of the Notes to pay the cost of the Convertible Note Hedge Transaction (after such cost is partially offset by the proceeds that the Company expects to receive from the Warrant Transaction). The balance of the net proceeds will be used for working capital and for general corporate purposes. The Company may also use a portion of the net proceeds to expand its manufacturing capabilities and/or invest in complementary products, technologies or businesses. The Company is in negotiations to establish manufacturing facilities in Costa Rica, which if consummated on the terms currently contemplated, would involve an investment by the Company of approximately $35 to $40 million over the next 18 months to construct the facilities.

Convertible Note Hedge Transaction and Warrant Transaction

On September 14, 2010, the Company entered into a convertible note hedge transaction (the “Convertible Note Hedge Transaction”) with JP Morgan Bank, National Association, London Branch (the “Option Counterparty”). The Convertible Note Hedge Transaction covers, subject to customary anti-dilution adjustments, 3,373,390 shares of the Company’s common stock, has a strike price that initially corresponds to the initial conversion prices of the Notes, and is expected to reduce the potential dilution with respect to the Company’s common stock upon future conversion of the Notes.

The Company also entered into a separate warrant transaction (the “Warrant Transaction”) with the Option Counterparty, pursuant to which the Company sold to the Option Counterparty warrants relating to 3,373,390 shares of the Company’s common stock. The warrants have an initial strike price of $34.8750 (subject to adjustment), which exceeds the closing price of our common stock on The Nasdaq Global Select Market on September 14, 2010 by 50%. The warrants will be exercisable and expire beginning on December 1, 2010 and the Company has the right to settle the warrants in cash or on a net share basis.

Under certain circumstances, the Company may be required under the terms of the Warrant Transaction to issue up to 10,128,719 shares of the Company’s common stock (subject to adjustments in connection with stock splits or similar changes to the Company’s capitalization), which represents approximately 19.9% of the Company’s outstanding shares of common stock as of August 31, 2010. The Warrant Transaction could have a dilutive effect on the Company’s common stock to the extent that the market value per share of the Company’s common stock, as measured under the Warrant Transaction, exceeds the strike price of the Warrant Transaction.

In connection with establishing its initial hedge position with respect to the Convertible Note Hedge Transaction and the Warrant Transaction, the Option Counterparty, and/or its affiliates, expects to enter into various over-the-counter derivative transactions with respect to the Company’s common stock concurrently with and/or shortly after the pricing of the Notes. These activities could have the effect of increasing, or limiting a decline in, the market price of the Company’s common stock concurrently with and/or shortly after the pricing of the Notes.

In addition, the Option Counterparty, and/or its affiliates, may modify its hedge position from time to time prior to conversion or maturity of the Notes by entering into and unwinding various over-the-counter derivative transactions and/or purchasing and selling shares of the Company’s common stock and the Company’s other securities, including the Notes, and/or other instruments it may wish to use in connection with such hedging activities (and is likely to do so during any observation period related to a conversion of the Notes).

The Convertible Note Hedge Transaction and the Warrant Transaction are separate transactions, each entered into by the Company with the Option Counterparty, are not part of the terms of the Notes and will not change any holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transaction or Warrant Transaction.

The foregoing description of the Convertible Note Hedge Transaction and Warrant Transaction is qualified in its entirety by reference to (i) the confirmation relating to the Convertible Note Hedge Transaction, which is attached hereto as Exhibit 10.4, and is incorporated herein by reference and (ii) the confirmation relating to the Warrant Transaction, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in connection with the Warrant Transaction is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 14, 2010, by and between Volcano Corporation and J.P. Morgan Securities LLC

5.1	Opinion of Cooley LLP

10.4	Base Call Option Transaction Confirmation, dated September 14, 2010, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Base Warrants Confirmation, dated September 14, 2010, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ JOHN T. DAHLDORF
John T. Dahldorf Chief Financial Officer

Dated: September 15, 2010

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 14, 2010, by and between Volcano Corporation and J.P. Morgan Securities LLC

5.1	Opinion of Cooley LLP

10.4	Base Call Option Transaction Confirmation, dated September 14, 2010, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

10.5	Base Warrants Confirmation, dated September 14, 2010, between Volcano Corporation and JPMorgan Chase Bank, National Association, London Branch.

23.1	Consent of Cooley LLP (included in Exhibit 5.1)